Exhibit 99.1

Redback Networks Announces Second Quarter 2006 Operating Results

SAN JOSE, Calif, July 25, 2006 - Redback Networks Inc. (NASDAQ:RBAK), a leading provider of next generation broadband networking systems, today announced its second quarter results for the period ending June 30, 2006. Net revenue for the second quarter of 2006 was $68.2 million, an increase of 18 percent from the first quarter of 2006. Net revenue was up $33.7 million, or 97 percent, over the second quarter of 2005.

Redback generated $112.8 million in cash in the second quarter of 2006, including $83.1 million from a secondary offering in May 2006.

“As the evolution of broadband networks accelerates on a worldwide basis, Redback continues to make significant progress on its business strategy,” said Kevin DeNuccio, president and chief executive officer, Redback Networks. “We believe Redback and SmartEdge® technology are becoming synonymous with Triple Play and IPTV build outs around the globe. Our vision of a single converged broadband network for all communication and entertainment services continues to gain mass adoption with customers.”

With the adoption of Statement of Financial Accounting Standards No. 123R (FAS 123R) as of January 1, 2006, Redback Networks is reporting stock-based compensation expense in its generally accepted accounting principles (GAAP) results.

GAAP net loss for the second quarter of 2006 was $1.8 million or $0.03 per share attributable to common stockholders compared to a GAAP net loss of $7.2 million or $ 0.13 per share in the second quarter of 2005. Non-GAAP net income for the second quarter of 2006 was $7.6 million or $0.10 per share, compared to a non-GAAP net loss of $(2.9) million or $ (0.05) per share for the second quarter of 2005. Excluded from the non-GAAP results for the second quarter of 2006 were charges relating to amortization of intangible assets, FAS123R stock-based compensation, amortization of the fair value of warrants issued in connection with a lease agreement, certain federal and state income taxes, and accretion of a dividend payable to preferred stockholders.

For comparative purposes, GAAP pre-tax income excluding stock-based compensation for the second quarter of 2006 was $4.9 million, compared with a GAAP pre-tax loss excluding stock-based compensation of $5.9 million for the second quarter of 2005.

See the attached table for a reconciliation of our non-GAAP results to GAAP results.

As previously disclosed on June 30, 2006, Redback Networks’ Board of Directors has commenced review and analysis of Redback’s historical stock option grants. The Board of Directors has established a committee which is being assisted in its review by independent legal counsel. The review is ongoing and depending upon the final results of the review, it is possible that additional facts may come to light which may require us to change our accounting treatment of stock options and to make material adjustments to have our results of operations for this period or other periods.

Second Quarter Conference Call, July 25, 2006, 1:45 p.m.

Redback Networks will discuss these quarterly results in an investor conference call today at 1:45 p.m. Pacific Time. The conference telephone number is: Domestic Dial-in: 1-800-559-2403 and International Dial-in: 1-847-619-6534. A live web cast is also available from the investor relations portion of the Redback’s web site, www.redback.com/investors. A telephone replay of the conference call will be available later in the day. Replay information will be available at Domestic Dial-in: 1-877-213-9653 and International Dial-in: 1-630-652-3041 Passcode: 15121699. Information on these calls and web cast can also be found on the company’s web site.

About Redback Networks

Redback Networks Inc., a leading provider of next-generation broadband networking equipment, enables carriers and service providers to build Smart Broadband Networks that are personalized, adaptive and efficient. The Smart Broadband Network provides advanced IP -based subscriber services to consumers, businesses and wholesale customers. The company’s carrier-class, scalable SmartEdge® product family combines carrier class edge routing, advanced subscriber management and high density Ethernet aggregation functions. In conjunction with the NetOp™ Element and Policy Manager platforms the SmartEdge family provides a powerful and flexible infrastructure solution that enables delivery of next-generation Broadband IP services.

Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 500 carriers and service providers, including major local exchange carriers (LECs), inter-exchange carriers (IXCs), PTTs, service providers and ISPs. For more information, visit Redback Networks at www.redback.com.

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REDBACK and SmartEdge are trademarks registered at the U.S. Patent and Trademark Office and in other countries. NetOp is a trademark of Redback Networks Inc.

Note Regarding Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements which are subject to the safe harbor provisions of the Private Litigation reform Act of 1995. These statements include but are not limited to statements regarding our expected financial results, and expectations of continued growth of our SmartEdge product line and our customer base. These statements are only predictions and involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect Redback’s actual future results. These risks include without limitation the following: final review of quarterly results by the Company’s independent auditors; the final results and conclusions of the independent review into historical stock option practices; growth trends in the networking industry and in various geographic regions; variations in customer demand for products and services; the timing of orders and manufacturing lead times; changes in customer order trends or customer or product mix, and other risks relating to Redback’s business as set forth in the Annual Report on Form 10-K for the year ended December 31, 2005, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, and Redback’s other most recent reports on Form 10-Q and Form 8-K, and amendments thereto, on file with the Securities and Exchange Commission (SEC), and other reports filed with the SEC from time to time. All forward-looking statements included in this document are based upon information available as of the date hereof, and Redback assumes no obligation to update these statements.

Non-GAAP Disclosure

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$171,476	$43,764
Accounts receivable, net	28,577	32,708
Inventories	8,370	12,933
Other current assets	10,535	8,204

Total current assets	218,958	97,609
Property and equipment, net	18,441	16,944
Goodwill	142,705	144,401
Intangibles, net	50,362	55,669
Other assets	1,318	1,391

Total assets	$431,784	$316,014

Liabilities, Mandatory Redeemable Convertible Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,428	$28,664
Accrued liabilities	16,887	14,759
Borrowings and capital lease obligations	223	372
Deferred revenue	26,557	18,288

Total current liabilities	74,095	62,083
Deferred revenue, net of current portion	12,843	7,036
Long term liabilities	1,160	1,579

Total liabilities	88,098	70,698
Mandatory redeemable convertible preferred stock	—	47,897
Stockholders’ equity	343,686	197,419

Total liabilities, mandatory redeemable convertible preferred stock and stockholders’ equity	$431,784	$316,014

Redback Networks Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Net revenue	$68,222	$34,555	$126,081	$68,847
Cost of revenue, excluding amortization (1)	27,040	13,003	49,646	26,648
Amortization	2,709	2,722	5,416	5,444

Total cost of revenue	29,749	15,725	55,062	32,092

Gross profit	38,473	18,830	71,019	36,755

Operating expenses:
Research and development (1)	20,060	15,503	37,193	29,826
Selling, general and administrative (1)	19,561	10,558	37,325	21,138

Total operating expenses	39,621	26,061	74,518	50,964

Loss from operations	(1,148)	(7,231)	(3,499)	(14,209)
Other income, net	953	328	2,007	493

Loss before income taxes	(195)	(6,903)	(1,492)	(13,716)
Provision for income taxes	1,442	180	2,578	264

Net loss	(1,637)	(7,083)	(4,070)	(13,980)
Deemed dividend and accretion on preferred stock	113	153	269	306

Net loss attributable to common stockholders	$(1,750)	$(7,236)	$(4,339)	$(14,286)

Net loss attributable to common stockholders per share:
Basic	$(0.03)	$(0.13)	$(0.07)	$(0.27)

Diluted	$(0.03)	$(0.13)	$(0.07)	$(0.27)

Shares used in computing net loss attributable to common stockholders per share (a):
Basic	61,400	54,119	58,963	53,795

Diluted	61,400	54,119	58,963	53,795

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$448	$89	$735	$178
Research and development	1,879	217	3,112	452
Selling, general and administrative	2,757	703	4,307	1,411

Total stock-based compensation expense	$5,084	$1,009	$8,154	$2,041

Redback Networks Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30, 2006				Three Months Ended June 30, 2005
	Non-GAAP (a)	Reconciling Items		GAAP (b)	Non-GAAP (a)	Reconciling Items		GAAP (b)
Net revenue	$68,222	$—		$68,222	34,555	$—		$34,555
Cost of revenue, excluding amortization	26,592	448	(d)	27,040	12,914	89	(d)	13,003
Amortization		2,709	(c,e)	2,709	—	2,722	(c,e)	2,722

Total cost of revenue	26,592	3,157		29,749	12,914	2,811		15,725

Gross profit (loss)	41,630	(3,157)		38,473	21,641	(2,811)		18,830

Operating expenses:
Research and development	17,892	2,168	(d,e)	20,060	14,933	570	(d,e)	15,503
Selling, general and administrative	16,669	2,892	(d,e)	19,561	9,755	803	(d,e)	10,558

Total operating expenses	34,561	5,060		39,621	24,688	1,373		26,061

Income (loss) from operations	7,069	(8,217)		(1,148)	(3,047)	(4,184)		(7,231)
Other income, net	953			953	328			328

Income (loss) before income taxes	8,022	(8,217)		(195)	(2,719)	(4,184)		(6,903)
Provision for income taxes	380	1,062	(g)	1,442	180			180

Net income (loss)	7,642	(9,279)		(1,637)	(2,899)	(4,184)		(7,083)
Deemed dividend and accretion on preferred stock	—	113	(f)	113	—	153	(f)	153

Net income (loss) attributable to common stockholders	$7,642	$(9,392)		$(1,750)	$(2,899)	$(4,337)		$(7,236)

Net income (loss) per share :
Basic	$0.12			$(0.03)	$(0.05)			$(0.13)

Diluted	$0.10			$(0.03)	$(0.05)			$(0.13)

Shares used in computing net income (loss) per share:
Basic	61,400			61,400	54,119			54,119

Diluted	78,429			61,400	54,119			54,119

(a)	Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, amortization of FAS 123R stock-based compensation, amortization of the fair value of warrants issued in connection with a lease agreement, accretion of a dividend payable to the preferred stockholders, and federal and state income tax expense from the utilization of pre-bankruptcy tax net operating losses that was recorded as a reduction of goodwill for GAAP purposes, offset by federal and state alternative minimum taxes used for non-GAAP purposes.
(b)	Reflects operating results based upon accounting principles generally accepted in the United States (GAAP).
(c)	Amount represents amortization of intangible assets.
(d)	Amount represents amortization of FAS 123R stock-based compensation in Q2’06 and APB 25 of stock-based compensation in Q2’05.
(e)	Amount represents amortization of the fair value of warrants issued in connection with a lease agreement.
(f)	Amount represents accretion of a dividend payable to the preferred stockholders.
(g)	Amount represents primarily the federal and state income tax expense from the utilization of pre-bankruptcy tax net operating losses that was recorded as a reduction of goodwill for GAAP purposes, offset by federal and state alternative minimum taxes used for non-GAAP purposes.

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and to help assess our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Six Months Ended June 30, 2006				Six Months Ended June 30, 2005
	Non-GAAP (a)	Reconciling Items		GAAP (b)	Non-GAAP (a)	Reconciling Items		GAAP (b)
Net revenue	$126,081	$—		$126,081	$68,847	$—		$68,847
Cost of revenue, excluding amortization	48,911	735	(d)	49,646	26,470	178	(d)	26,648
Amortization	—	5,416	(c,e)	5,416	—	5,444	(c,e)	5,444
	—				—

Total cost of revenue	48,911	6,151		55,062	26,470	5,622		32,092

Gross profit (loss)	77,170	(6,151)		71,019	42,377	(5,622)		36,755

Operating expenses:
Research and development	33,504	3,689	(d,e)	37,193	28,687	1,139	(d,e,h)	29,826
Selling, general and administrative	32,745	4,580	(d,e)	37,325	19,550	1,588	(d,e)	21,138

Total operating expenses	66,249	8,269		74,518	48,237	2,727		50,964

Income (loss) from operations	10,921	(14,420)		(3,499)	(5,860)	(8,349)		(14,209)
Other income, net	1,388	619	(g)	2,007	354	139	(g)	493

Income (loss) before income taxes	12,309	(13,801)		(1,492)	(5,506)	(8,210)		(13,716)
Provision for income taxes	666	1,912	(i)	2,578	264			264

Net income (loss)	11,643	(15,713)		(4,070)	(5,770)	(8,210)		(13,980)
Deemed dividend and accretion on preferred stock	—	269	(f)	269	—	306	(f)	306

Net loss attributable to common stockholders	$11,643	$(15,982)		$(4,339)	$(5,770)	$(8,516)		$(14,286)

Net income (loss) per share :
Basic	$0.20			$(0.07)	$(0.11)			$(0.27)

Diluted	$0.15			$(0.07)	$(0.11)			$(0.27)

Shares used in computing net income (loss) per share:
Basic	58,963			58,963	53,795			53,795

Diluted	76,698			58,963	53,795			53,795

(a)	Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, amortization of FAS 123R stock-based compensation, amortization of the fair value of warrants issued in connection with a lease agreement, accretion of a dividend payable to the preferred stockholders, certain investments that had been previously written down and loss from early retirement of software license assets.
(b)	Reflects operating results based upon accounting principles generally accepted in the United States (GAAP).
(c)	Amount represents amortization of intangible assets.
(d)	Amount represents amortization of FAS 123R stock-based compensation in YTD’06 and APB 25 of stock-based compensation in YTD’05.
(e)	Amount represents amortization of the fair value of warrants issued in connection with a lease agreement.
(f)	Amount represents accretion of a dividend payable to the preferred stockholders.
(g)	Amount represents partial recovery on certain investments that had been previously written down.
(h)	Amount represents loss from early retirement of software license assets.
(i)	Amount represents primarily the federal and state income tax expense from the utilization of pre-bankruptcy tax net operating losses that was recorded as a reduction of goodwill for GAAP purposes, offset by federal and state alternative minimum taxes used for non-GAAP purposes.

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and to help assess our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six months ended June 30, 2006	Six months ended June 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss before deemed dividend and accretion on preferred stock	$(4,069)	$(13,980)
Adjustments to reconcile net loss to netcash used in operating activities:
Depreciation and amortization	11,484	13,005
Stock-based compensation	8,154	2,041
Gain on sale of investment	(619)	—

Changes in assets and liabilities:
Accounts receivable, net	4,131	553
Inventories	2,099	(5,193)
Other assets	(2,861)	(1,410)
Accounts payable and accrued liabilities	5,587	4,940
Deferred revenue	14,076	(2,953)
Other long-term liabilities	(188)	146

Net cash provided by (used in) operating activities	37,794	(2,850)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(4,192)	(6,056)
Proceeds from sale of equity investments	619	—

Net cash used in investing activities	(3,573)	(6,056)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of stock and exercise of warrants	10,778	4,820
Proceeds from bank borrowings	—	2,000
Principal payments on capital lease obligations	(380)	(142)
Proceeds from issuance of common stock upon offering (net of issuance cost)	83,093	—

Net cash provided by financing activities	93,491	6,678

Net increase (decrease) in cash and cash equivalents	127,712	(2,228)
Cash and cash equivalents at beginning of period	43,764	42,558

Cash and Cash equivalents at end of period	$171,476	$40,330